Exhibit 99.1

Aptiv Reports Fourth Quarter and Full Year 2019 Financial Results

DUBLIN - Aptiv PLC (NYSE: APTV), a global technology company enabling the future of mobility, today reported fourth quarter 2019 U.S. GAAP earnings of $0.90 per diluted share. Excluding special items, fourth quarter earnings totaled $1.15 per diluted share. These results include the adverse impacts in the fourth quarter of approximately $0.28 per diluted share resulting from the General Motors (“GM”) labor strike.

Fourth Quarter Highlights Include:

•	U.S. GAAP revenue of $3.6 billion, a decrease of 1%

◦	Revenue increased 2% adjusted for currency exchange, commodity movements and divestitures; adversely impacted by approximately $130 million resulting from the GM labor strike

•	U.S. GAAP net income of $230 million, diluted earnings per share of $0.90

◦	Excluding special items, earnings of $1.15 per diluted share, which includes adverse impacts of approximately $0.28 per diluted share resulting from the GM labor strike

•	U.S. GAAP operating income margin of 9.0%

◦	Adjusted Operating Income margin of 10.8%; Adjusted Operating Income of $388 million, which includes adverse impacts of approximately $80 million resulting from the GM labor strike

•	Generated $703 million of cash from operations

•	Returned $86 million to shareholders through share repurchases and dividends

Full Year 2019 Highlights Include:

•	U.S. GAAP revenue of $14.4 billion, a decrease of 1%

◦	Revenue increased 4% adjusted for currency exchange, commodity movements and divestitures; adversely impacted by approximately $200 million resulting from the GM labor strike

•	U.S. GAAP net income of $990 million, diluted earnings per share of $3.85

◦	Excluding special items, earnings of $4.80 per diluted share, which includes adverse impacts of approximately $0.38 per diluted share resulting from the GM labor strike

•	U.S. GAAP operating income margin of 8.9%

◦	Adjusted Operating Income margin of 10.8%; Adjusted Operating Income of $1,548 million, which includes adverse impacts of approximately $110 million resulting from the GM labor strike

•	Generated $1,624 million of cash from operations

•	Returned $646 million to shareholders through share repurchases and dividends

“In 2019, Aptiv continued to build on its track record of industry leadership, innovation and execution, sustaining strong above-market growth and delivering record new business awards totaling over $22 billion, focused on delivering the software capabilities, advanced computing platforms and networking architecture that are making the future of mobility real,” said Kevin Clark, president and chief executive officer. “We enhanced the long-term competitiveness of our business model by continuing to reduce overhead costs and reinvest those savings in the development of advanced technologies. We also continued our track record of value-enhancing and balanced capital deployment, investing in acquisitions and returning approximately $650 million of cash to shareholders. Looking ahead, I am confident our strategically positioned portfolio and relentless focus on execution will continue to drive strong, sustainable performance and superior value creation even in a challenging macro environment, as reflected in our outlook for 2020.”

Fourth Quarter 2019 Results
For the three months ended December 31, 2019, the Company reported U.S. GAAP revenue of $3.6 billion, a decrease of 1% from the prior year period, which includes adverse impacts of approximately $130 million in revenue, primarily in North America, resulting from the GM labor strike. Adjusted for currency exchange, commodity movements and divestitures, revenue increased by 2% in the fourth quarter. This reflects growth of 9% in Asia and 8% in Europe, partially offset by declines of 9% in North America and 7% in South America, our smallest region.
The Company reported fourth quarter 2019 U.S. GAAP net income of $230 million and earnings of $0.90 per diluted share, compared to $247 million and $0.94 per diluted share in the prior year period. Fourth quarter Adjusted Net Income, a non-GAAP financial measure defined below, totaled $296 million, or $1.15 per diluted share, including adverse impacts of approximately $0.28 per diluted share resulting from the GM labor strike, compared to $352 million, or $1.34 per diluted share, in the prior year period.
Fourth quarter Adjusted Operating Income, a non-GAAP financial measure defined below, was $388 million, compared to $430 million in the prior year period. Adjusted Operating Income margin was 10.8%, compared to 11.8% in the prior year period, reflecting an approximately 180 basis point impact resulting from the GM labor strike, partially offset by continued above-market sales growth. Depreciation and amortization expense totaled $178 million, a decrease from $202 million in the prior year period, resulting from decreased non-cash impairment charges and increases related to our acquisitions and capital investments.
Interest expense for the fourth quarter totaled $41 million, as compared to $37 million in the prior year period, which reflects the impacts of our debt refinancing transactions in the first quarter of 2019.
Tax expense in the fourth quarter of 2019 was $30 million, resulting in an effective tax rate of approximately 11%. Tax expense in the fourth quarter of 2018 was $42 million, resulting in an effective tax rate of approximately 14%.

Full Year 2019 Results
For the year ended December 31, 2019, the Company reported U.S. GAAP revenue of $14.4 billion, a decrease of 1% from the prior year, which includes adverse impacts of approximately $200 million in revenue, primarily in North America, resulting from the GM labor strike. Adjusted for currency exchange, commodity movements and divestitures, revenue increased by 4% during the year. This reflects growth of 8% in Europe, 4% in Asia and flat performance in North America, partially offset by a decline of 1% in South America, our smallest region.
For full year 2019, the Company reported U.S. GAAP net income of $990 million and earnings of $3.85 per diluted share, compared to $1,067 million and $4.02 per diluted share in the prior year. Full year 2019 Adjusted Net Income totaled $1,236 million, or $4.80 per diluted share, including adverse impacts of approximately $0.38 per diluted share resulting from the GM labor strike, compared to $1,396 million, or $5.26 per diluted share, in the prior year.
The Company reported Adjusted Operating Income of $1,548 million for full year 2019, compared to $1,751 million in the prior year. Adjusted Operating Income margin was 10.8% for full year 2019, compared to 12.1% in the prior year, reflecting an approximately 60 basis point impact resulting from the GM labor strike, the unfavorable impacts of currency exchange and incremental investments in advanced technologies and engineering, partially offset by continued above-market sales growth. Depreciation and amortization expense totaled $717 million, an increase from $676 million in the prior year, resulting from increases related to our acquisitions and capital investments.
Interest expense for full year 2019 totaled $164 million, as compared to $141 million in the prior year, which reflects the impacts of our debt refinancing transactions in the first quarter of 2019.
Tax expense for full year 2019 was $132 million, resulting in an effective tax rate of approximately 12%. Tax expense for full year 2018 was $250 million, resulting in an effective tax rate of approximately 19%, which includes $29 million, or approximately 2 points, due to the adjustment to the provisional amounts recorded for the one-time impacts of the U.S tax reform enactment and $33 million, or approximately 2 points, due to the one-time impacts of the Company’s organizational entity restructuring resulting from the 2017 spin-off transaction.
The Company generated net cash flow from continuing operating activities of $1,624 million in 2019, compared to $1,640 million in the prior year. As of December 31, 2019, the Company had cash and cash equivalents of $0.4 billion and total available liquidity of $2.4 billion.
Reconciliations of Adjusted Revenue Growth, Adjusted Net Income, Adjusted Net Income Per Share, Adjusted Operating Income and Cash Flow Before Financing, which are non-GAAP measures, to the most directly comparable financial measures, respectively, calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) are provided in the attached supplemental schedules.

Share Repurchase Programs
During 2019, the Company repurchased 5.4 million shares for approximately $420 million, leaving approximately $2.1 billion available for future share repurchases. All repurchased shares were retired.

Q1 and Full Year 2020 Outlook
The Company’s first quarter and full year 2020 financial guidance is as follows:

(in millions, except per share amounts)	Q1 2020	Full Year 2020
Net sales	$3,470 - $3,570	$14,500 - $14,900
Adjusted operating income	$303 - $328	$1,670 - $1,770
Adjusted operating income margin	8.7% - 9.2%	11.5% - 11.9%
Adjusted net income per share	$0.86 - $0.94	$4.75 - $5.05
Cash flow from operations		$1,750
Capital expenditures		$750
Adjusted effective tax rate	12% - 13%	12% - 13%

Conference Call and Webcast
The Company will host a conference call to discuss these results at 8:00 a.m. (ET) today, which is accessible by dialing 877.790.5109 (US domestic) or 647.689.5633 (international) or through a webcast at ir.aptiv.com. The conference ID number is 7689799. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company’s website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Aptiv’s financial results which are not presented in accordance with GAAP. Specifically, Adjusted Revenue Growth, Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are non-GAAP financial measures. Adjusted Revenue Growth represents the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements and divestitures. Adjusted Operating Income represents net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, restructuring, other acquisition and portfolio project costs, asset impairments, gains (losses) on business divestitures and deferred compensation related to acquisitions. Other acquisition and portfolio project costs include costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures. Adjusted Operating Income margin is defined as Adjusted Operating Income as a percentage of net sales.
Adjusted Net Income represents net income attributable to Aptiv before restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share represents Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Cash Flow Before Financing represents cash provided by operating activities from continuing operations plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and net proceeds from the divestiture of discontinued operations and other significant businesses.
Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position, results of operations and liquidity. In particular, management believes Adjusted Revenue Growth, Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are useful measures in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and that may obscure underlying business results and trends. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes.
Such non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Aptiv
Aptiv is a global technology company that develops safer, greener and more connected solutions enabling the future of mobility. Visit aptiv.com.

Forward-Looking Statements
This press release, as well as other statements made by Aptiv PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company’s strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

# # #

APTIV PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(in millions, except per share amounts)
Net sales	$3,596	$3,636	$14,357	$14,435
Operating expenses:
Cost of sales	2,909	2,967	11,711	11,706
Selling, general and administrative	298	242	1,076	993
Amortization	35	63	146	154
Restructuring	30	9	148	109
Total operating expenses	3,272	3,281	13,081	12,962
Operating income	324	355	1,276	1,473
Interest expense	(41)	(37)	(164)	(141)
Other (expense) income, net	(15)	(25)	14	2
Income before income taxes and equity income	268	293	1,126	1,334
Income tax expense	(30)	(42)	(132)	(250)
Income before equity income	238	251	994	1,084
Equity income, net of tax	3	6	15	23
Net income	241	257	1,009	1,107
Net income attributable to noncontrolling interest	11	10	19	40
Net income attributable to Aptiv	$230	$247	$990	$1,067

Diluted net income per share:
Diluted net income per share attributable to Aptiv	$0.90	$0.94	$3.85	$4.02
Weighted average number of diluted shares outstanding	256.36	263.65	257.39	265.22

APTIV PLC
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2019	December 31, 2018

	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$412	$567
Restricted cash	16	1
Accounts receivable, net	2,569	2,487
Inventories	1,286	1,277
Other current assets	504	445
Assets held for sale	532	—
Total current assets	5,319	4,777
Long-term assets:
Property, net	3,309	3,179
Operating lease right-of-use assets	413	—
Investments in affiliates	106	99
Intangible assets, net	1,186	1,380
Goodwill	2,407	2,524
Other long-term assets	719	521
Total long-term assets	8,140	7,703
Total assets	$13,459	$12,480
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$393	$306
Accounts payable	2,463	2,334
Accrued liabilities	1,155	1,054
Liabilities held for sale	43	—
Total current liabilities	4,054	3,694
Long-term liabilities:
Long-term debt	3,971	4,038
Pension benefit obligations	483	445
Long-term operating lease liabilities	329	—
Other long-term liabilities	611	633
Total long-term liabilities	5,394	5,116
Total liabilities	9,448	8,810
Commitments and contingencies
Total Aptiv shareholders’ equity	3,819	3,459
Noncontrolling interest	192	211
Total shareholders’ equity	4,011	3,670
Total liabilities and shareholders’ equity	$13,459	$12,480

APTIV PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
	2019	2018
	(in millions)
Cash flows from operating activities:
Net income	$1,009	$1,107
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	717	676
Restructuring expense, net of cash paid	29	(26)
Deferred income taxes	(33)	(14)
Income from equity method investments, net of dividends received	(6)	(11)
Loss on extinguishment of debt	6	—
Other, net	115	98
Changes in operating assets and liabilities:
Accounts receivable, net	(74)	55
Inventories	8	(120)
Accounts payable	133	62
Other, net	(242)	(139)
Pension contributions	(38)	(48)
Net cash provided by operating activities from continuing operations	1,624	1,640
Net cash used in operating activities from discontinued operations	—	(12)
Net cash provided by operating activities	1,624	1,628
Cash flows from investing activities:
Capital expenditures	(781)	(846)
Proceeds from sale of property / investments	14	13
Cost of business acquisitions, net of cash acquired	(334)	(1,197)
Cost of technology investments	(10)	(16)
Settlement of derivatives	—	(2)
Net cash used in investing activities	(1,111)	(2,048)
Cash flows from financing activities:
Increase in other short and long-term debt, net	55	255
Repayment of senior notes	(654)	—
Proceeds from issuance of senior notes, net of issuance costs	641	—
Contingent consideration and deferred acquisition purchase price payments	—	(13)
Dividend payments of consolidated affiliates to minority shareholders	(11)	(30)
Repurchase of ordinary shares	(420)	(499)
Distribution of cash dividends	(226)	(233)
Taxes withheld and paid on employees’ restricted share awards	(34)	(35)
Net cash used in financing activities	(649)	(555)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(3)	(54)
Decrease in cash, cash equivalents and restricted cash	(139)	(1,029)
Cash, cash equivalents and restricted cash at beginning of the year	568	1,597
Cash, cash equivalents and restricted cash at end of the year	$429	$568

APTIV PLC
FOOTNOTES
(Unaudited)

1. Segment Summary

	Three Months Ended			Year Ended
	December 31,			December 31,
	2019	2018	%	2019	2018	%
	(in millions)			(in millions)
Net Sales
Signal and Power Solutions	$2,571	$2,600	(1)%	$10,302	$10,402	(1)%
Advanced Safety and User Experience	1,034	1,046	(1)%	4,092	4,078	—%
Eliminations and Other (a)	(9)	(10)		(37)	(45)
Net Sales	$3,596	$3,636		$14,357	$14,435

Adjusted Operating Income
Signal and Power Solutions	$304	$341	(11)%	$1,274	$1,424	(11)%
Advanced Safety and User Experience	84	89	(6)%	274	327	(16)%
Eliminations and Other (a)	—	—		—	—
Adjusted Operating Income	$388	$430		$1,548	$1,751

(a) Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to Aptiv for the three months and years ended December 31, 2019 and 2018:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(in millions, except per share data)
Weighted average ordinary shares outstanding, basic	255.31	262.61	256.81	264.41
Dilutive shares related to RSUs	1.05	1.04	0.58	0.81
Weighted average ordinary shares outstanding, including dilutive shares	256.36	263.65	257.39	265.22
Net income per share attributable to Aptiv:
Basic	$0.90	$0.94	$3.85	$4.04
Diluted	$0.90	$0.94	$3.85	$4.02

APTIV PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including “Adjusted Revenue Growth,” “Adjusted Operating Income,” “Adjusted Net Income,” “Adjusted Net Income Per Share” and “Cash Flow Before Financing.” Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Revenue Growth: Adjusted Revenue Growth is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Revenue Growth in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Revenue Growth is defined as the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements and divestitures. Not all companies use identical calculations of Adjusted Revenue Growth, therefore this presentation may not be comparable to other similarly titled measures of other companies.

Three Months Ended December 31, 2019

Reported net sales % change	(1)%
Less: foreign currency exchange and commodities	(2)%
Less: divestitures and other, net	(1)%
Adjusted revenue growth	2%

Year Ended December 31, 2019

Reported net sales % change	(1)%
Less: foreign currency exchange and commodities	(4)%
Less: divestitures and other, net	(1)%
Adjusted revenue growth	4%

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Operating Income in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Management also utilizes Adjusted Operating Income as the key performance measure of segment income or loss and for planning and forecasting purposes to allocate resources to our segments, as management also believes this measure is most reflective of the operational profitability or loss of our operating segments. Adjusted Operating Income is defined as net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, restructuring and other special items. Not all companies use identical calculations of Adjusted Operating Income, therefore this presentation may not be comparable to other similarly titled measures of other companies. Operating income margin represents Operating income as a percentage of net sales, and Adjusted Operating Income margin represents Adjusted Operating Income as a percentage of net sales.

Consolidated Adjusted Operating Income
	Three Months Ended				Year Ended
	December 31,				December 31,
	2019		2018		2019		2018
	(in millions)
	$	Margin	$	Margin	$	Margin	$	Margin
Net income attributable to Aptiv	$230		$247		$990		$1,067
Interest expense	41		37		164		141
Other expense (income), net	15		25		(14)		(2)
Income tax expense	30		42		132		250
Equity income, net of tax	(3)		(6)		(15)		(23)
Net income attributable to noncontrolling interest	11		10		19		40
Operating income	324	9.0%	355	9.8%	1,276	8.9%	1,473	10.2%
Restructuring	30		9		148		109
Other acquisition and portfolio project costs	26		21		71		78
Asset impairments	—		32		11		34
Deferred compensation related to nuTonomy acquisition	8		13		42		57
Adjusted operating income	$388	10.8%	$430	11.8%	$1,548	10.8%	$1,751	12.1%

Segment Adjusted Operating Income
(in millions)
Three Months Ended December 31, 2019	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating income	$273	$51	$—	$324
Restructuring	16	14	—	30
Other acquisition and portfolio project costs	15	11	—	26
Deferred compensation related to nuTonomy acquisition	—	8	—	8
Adjusted operating income	$304	$84	$—	$388

Depreciation and amortization (a)	$137	$41	$—	$178

Three Months Ended December 31, 2018	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating income	$323	$32	$—	$355
Restructuring	3	6	—	9
Other acquisition and portfolio project costs	15	6	—	21
Asset impairments	—	32	—	32
Deferred compensation related to nuTonomy acquisition	—	13	—	13
Adjusted operating income	$341	$89	$—	$430

Depreciation and amortization (a)	$129	$73	$—	$202

Year Ended December 31, 2019	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating income	$1,124	$152	$—	$1,276
Restructuring	104	44	—	148
Other acquisition and portfolio project costs	44	27	—	71
Asset impairments	2	9	—	11
Deferred compensation related to nuTonomy acquisition	—	42	—	42
Adjusted operating income	$1,274	$274	$—	$1,548

Depreciation and amortization (a)	$538	$179	$—	$717

Year Ended December 31, 2018	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating income	$1,279	$194	$—	$1,473
Restructuring	90	19	—	109
Other acquisition and portfolio project costs	54	24	—	78
Asset impairments	1	33	—	34
Deferred compensation related to nuTonomy acquisition	—	57	—	57
Adjusted operating income	$1,424	$327	$—	$1,751

Depreciation and amortization (a)	$490	$186	$—	$676

(a) Includes asset impairments.

APTIV PLC
RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(Unaudited)

Adjusted Net Income and Adjusted Net Income Per Share: Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are presented as supplemental measures of the Company’s financial performance which management believes are useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Management utilizes Adjusted Net Income and Adjusted Net Income Per Share in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Net Income is defined as net income attributable to Aptiv before restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(in millions, except per share amounts)
Net income attributable to Aptiv	$230	$247	$990	$1,067
Adjusting items:
Restructuring	30	9	148	109
Other acquisition and portfolio project costs	26	21	71	78
Asset impairments	—	32	11	34
Deferred compensation related to nuTonomy acquisition	8	13	42	57
Debt extinguishment costs	—	—	6	—
Transaction and related costs associated with acquisitions	5	9	5	14
Contingent consideration liability fair value adjustments	—	23	—	23
Gain on changes in fair value of equity investments	—	—	(19)	—
Tax impact of U.S. tax reform enactment	—	5	—	29
Tax impact of adjusting items (a)	(3)	(7)	(18)	(15)
Adjusted net income attributable to Aptiv	$296	$352	$1,236	$1,396

Weighted average number of diluted shares outstanding	256.36	263.65	257.39	265.22
Diluted net income per share attributable to Aptiv	$0.90	$0.94	$3.85	$4.02
Adjusted net income per share	$1.15	$1.34	$4.80	$5.26

(a)
Represents the income tax impacts of the adjustments made for restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred and the impact of the intra-entity transfer of intellectual property of approximately $33 million during the year ended December 31, 2018.

Cash Flow Before Financing: Cash Flow Before Financing is presented as a supplemental measure of the Company’s liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions, evaluating its liquidity and determining appropriate capital allocation strategies. Management believes this measure is useful to investors to understand how the Company’s core operating activities generate and use cash. Cash Flow Before Financing is defined as cash provided by operating activities from continuing operations plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and net proceeds from the divestiture of discontinued operations and other significant businesses. Not all companies use identical calculations of Cash Flow Before Financing, therefore this presentation may not be comparable to other similarly titled measures of other companies. The calculation of Cash Flow Before Financing does not reflect cash used to service debt, pay dividends or repurchase shares and, therefore, does not necessarily reflect funds available for investment or other discretionary uses.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(in millions)
Cash flows from operating activities:
Net income	$241	$257	$1,009	$1,107
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	178	202	717	676
Restructuring expense, net of cash paid	(2)	(24)	29	(26)
Working capital	322	297	67	(3)
Pension contributions	(8)	(13)	(38)	(48)
Other, net	(28)	31	(160)	(66)
Net cash provided by operating activities from continuing operations	703	750	1,624	1,640

Cash flows from investing activities:
Capital expenditures	(162)	(185)	(781)	(846)
Cost of business acquisitions, net of cash acquired	(311)	(685)	(334)	(1,197)
Cost of technology investments	(6)	(16)	(10)	(16)
Settlement of derivatives	(1)	4	—	(2)
Other, net	1	3	14	13
Net cash used in investing activities	(479)	(879)	(1,111)	(2,048)

Adjusting items:
Adjustment for the cost of business acquisitions, net of cash acquired	311	685	334	1,197
Adjustment for settlement of derivatives related to business acquisitions	—	—	—	(4)
Cash flow before financing	$535	$556	$847	$785

Financial Guidance: The reconciliation of the forward-looking non-GAAP financial measures provided in the Company’s financial guidance to the most comparable forward-looking GAAP measure is as follows:

	Estimated Q1		Estimated Full Year
	2020 (1)		2020 (1)

	($ and shares in millions, except per share amounts)
Adjusted Operating Income	$	Margin (2)	$	Margin (2)
Net income attributable to Aptiv	$163		$1,097
Interest expense	46		171
Other expense (income), net	5		(3)
Income tax expense	24		172
Equity (income) loss, net of tax	(3)		88
Net income attributable to noncontrolling interest	4		19
Operating income	239	6.8%	1,544	10.5%
Restructuring	67		140
Other acquisition and portfolio project costs	5		20
Deferred compensation related to nuTonomy acquisition	4		16
Adjusted operating income	$315	8.9%	$1,720	11.7%

Adjusted Net Income Per Share
Net income attributable to Aptiv	$163		$1,097
Restructuring	67		140
Other acquisition and portfolio project costs	5		20
Deferred compensation related to nuTonomy acquisition	4		16
Tax impact of adjusting items	(9)		(22)
Adjusted net income attributable to Aptiv	$230		$1,251

Weighted average number of diluted shares outstanding	255.89		255.34
Diluted net income per share attributable to Aptiv	$0.64		$4.30
Adjusted net income per share	$0.90		$4.90

(1) Prepared at the estimated mid-point of the Company’s financial guidance range.

(2) Represents operating income and Adjusted Operating Income, respectively, as a percentage of estimated net sales.

Investor Contact:
Elena Rosman
+1.917.994.3934
elena.rosman@aptiv.com

Media Contact:
Sarah McKinney
+1.617.603.7946
sarah.mckinney@aptiv.com